SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.           )

Filed by the Registrant      ☒

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Catalyst Semiconductor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CATALYST SEMICONDUCTOR, INC.

1250 Borregas Avenue
Sunnyvale, CA 94089

Dear Fellow Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Catalyst Semiconductor, Inc. (“Catalyst” or the “Company”) which will be held on Monday, August 18, 2003, at 9:00 a.m., local time, at the Company’s principal executive offices in Sunnyvale, California.

      At the Annual Meeting, you will be asked to consider and vote upon the proposals set forth in the Notice of Annual Meeting accompanying this Letter. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

      After reading the Proxy Statement, please mark, date, sign and return, if possible by no later than August 8, 2003, the proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE (AS INSTRUCTED ON THE ENCLOSED PROXY CARD), VOTE YOUR SHARES BY INTERNET (AS INSTRUCTED ON THE ENCLOSED PROXY CARD) OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of the Catalyst Semiconductor, Inc. Annual Report on Form 10-K for the year ended April 30, 2003, is enclosed.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

GELU VOICU
President and Chief Executive Officer

Sunnyvale, California

July 16, 2003

IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE, VOTE YOUR SHARES BY TELEPHONE OR VOTE YOUR SHARES BY INTERNET SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.